United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 4, 2014

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Communications Systems, Inc. (“Company”) Board of Directors amended Section 3.2 of the Company’s Bylaws, effective June 12, 2014, to conform the ByLaws to changes in the Company’s Restated Articles of Incorporation approved by the Company’s shareholders, as described below. Company ByLaw Section 3.2, as amended, is filed as Exhibit 3.2 to this Form 8-K.

Item 5.07      Submission of Matters to Vote of Security Holders

As previously reported, the Company held its 2014 Annual Meeting of Shareholders (“2014 Annual Meeting”) on June 4, 2014, but adjourned the meeting until Thursday, June 12, 2014 at 2:00 P.M. Central Time at the Company’s offices with respect to Proposal No. 1, a proposal to amend the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors, in order to allow for additional time for shareholders to vote on Proposal No. 1. Proposal No. 1 required approval of 80% of the Company’s shareholders entitled to vote. While on June 4, 2014, shareholders voting on this proposal had overwhelmingly voted in the favor of Proposal No. 1, less than 80 percent had voted on this proposal.

The Company also adjourned the meeting with respect to Proposals No. 2 and No. 3, both dealing with the Election of Directors, because depending upon whether or not Proposal No. 1 was approved, the Company’s shareholders would either vote to elect six directors for one-year period (Proposal No. 2) or two directors for a three-year period (Proposal No. 3).

The 2014 Annual Meeting was reconvened on June 12, 2014. Of the 8,600,248 shares of the Company’s common stock outstanding and entitled to vote at the reconvened 2014 Annual Meeting, 8,244,468 shares or 95.9% of all outstanding shares were present either in person or by proxy.

At the reconvened 2014 Annual Meeting, the Company’s shareholders approved Proposal No. 1 to amend the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors by the following vote:

	For	Against	Abstain	Broker Non-Votes
Shares	6,923,794	26,723	19,834	1,274,117
% of Outstanding Shares	80.5%	0.3%	0.2%	14.9%

In connection with the shareholder approval of Proposal No. 1, the Company filed an amendment to its Articles of Incorporation with the Minnesota Secretary of State and the amendment to declassify the Company’s Board became effective on June 12, 2014. A copy of Article VIII of the Company’s Restated Articles of Incorporation, as approved by shareholders and filed with the Minnesota Secretary of State is filed as Exhibit 3.1 to this Form 8-K.

Following approval of Proposal 1 by over 80% of all outstanding shares, the Company’s shareholders voted on Proposal No. 2, the election of six directors to serve one-year terms until the 2015 Annual Meeting of Shareholders. The six nominees for election as directors received the following votes and were elected for a term expiring at the next annual meeting of directors.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Luella G. Goldberg	4,521,763	2,448,588	1,274,117
Roger H. D. Lacey	5,100,566	1,869,785	1,274,117
Gerald D. Pint	6,115,270	855,081	1,274,117
Richard A. Primuth	6,304,626	665,725	1,274,117
Curtis A. Sampson	5,720,514	1,249,837	1,274,117
Randall D. Sampson	5,102,793	1,867,558	1,274,117

Item 8.01      Other Events

Board Committees

Following the 2014 Annual Meeting, the Board reduced the number and size of its committees in order to achieve cost savings and other efficiencies in the Board’s oversight of the Company and senior management. The Board abolished the Executive Committee and the Governance and Nominating Committee and merged the Finance Committee into the Audit Committee. The Board also designated Luella G. Goldberg as Lead Governance Director with responsibility for ensuring that functions previously assigned to the Governance and Nominating Committee are discharged by the Board as a whole.

The two Board committees and their members, as of June 12, 2014, are as follows:

Audit Committee:
Luella G. Goldberg
Richard A. Primuth
Randall D. Sampson, Chair

Compensation Committee:
Gerald D. Pint
Richard A. Primuth, Chair

Randall D. Sampson

Compliance with Nasdaq Audit Committee Listing Rules

As previously reported, on June 4, 2012, Mr. Roger H. D. Lacey succeeded Mr. Curtis A. Sampson as Interim Chief Executive Officer of the Company, and Mr. Curtis Sampson resumed serving as the Company’s non-executive Chairman of the Board. On that date, the Board determined that Curtis A. Sampson and Randall D. Sampson were each independent directors. As an independent director, Randall D. Sampson became eligible to serve on, and was appointed Chair of the Company’s Audit Committee. Prior to the 2014 Annual Meeting, Mr. Randall D. Sampson had been serving as a member of the Audit Committee, and as its designated “financial expert,” pursuant to the “Cure Period” exemption in Nasdaq Rule 5605(c)(4), but that exemption expired on the date of the 2014 Annual Meeting.

The Company notified Nasdaq of these events, and, in a letter dated June 6, 2014, the Nasdaq Listing Qualifications Staff advised the Company that the Company now complies with Nasdaq Listing Rule 5605(c)(2).

Item 9.01.      Financial Statements and Exhibits

(d) The following Exhibits are attached:

Exhibit 3.1	Section VII of the Communications Systems, Inc. Amended and Restated Articles of Incorporation, as effective June 12, 2014.
Exhibit 3.2	Section 3.2 of the Communications Systems, Inc. ByLaws, as effective June 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Edwin C. Freeman
Chief Financial Officer

Date: June 12, 2014